EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

FOR EARTHSTONE ENERGY, INC.

Earthstone Energy, Inc., a Delaware corporation (“Earthstone” or the “Company”), Earthstone Energy Holdings, LLC, a Delaware limited liability company (“EEH”), Lynden USA Inc., a Utah corporation (“Lynden”), Lynden USA Operating, LLC, a Texas limited liability company (“Lynden Sub”), Bold Energy Holdings, LLC, a Texas limited liability company (“Bold Holdings”), and Bold Energy III LLC, a Texas limited liability company (“Bold”), entered into a contribution agreement dated as of November 7, 2016 and as amended on March 21, 2017 (the “Contribution Agreement”). The purpose of the Contribution Agreement was to provide for, among other things described below, the business combination between EEH and Bold, which owns significant developed and undeveloped oil and natural gas properties in the Midland Basin of Texas (the “Transaction”).

The Transaction was structured in a manner commonly known as an “Up-C.” Under this structure and the Contribution Agreement, (i) Earthstone recapitalized its common stock into two classes – Class A common stock, $0.001 par value per share (the “Class A Common Stock”), and Class B common stock, $0.001 par value per share (the “Class B Common Stock”), and all of Earthstone’s existing outstanding common stock, $0.001 par value per share (the “Common Stock”), was recapitalized on a one-for-one basis for Class A Common Stock (the “Recapitalization”); (ii) Earthstone transferred all of its membership interests in Earthstone Operating, LLC, Sabine River Energy, LLC, EF Non-Op, LLC and Earthstone Legacy Properties, LLC (formerly Earthstone GP, LLC) and $36,071 in cash from the sale of Class B Common Stock to Bold Holdings (collectively, the “Earthstone Assets”) to EEH, in exchange for 16,791,296 membership units of EEH (the “EEH Units”); (iii) Lynden transferred all of its membership interests in Lynden Sub to EEH in exchange for 5,865,328 EEH Units; (iv) Bold Holdings transferred all of its membership interests in Bold to EEH in exchange for 36,070,828 EEH Units and purchased 36,070,828 shares of Class B Common Stock issued by Earthstone for $36,071; and (v) Earthstone granted an aggregate of 150,000 fully vested shares of Class A Common Stock under Earthstone’s 2014 Long-Term Incentive Plan, as amended (the “Plan”), to certain employees of Bold. Each EEH Unit held by Bold Holdings or its permitted transferees, together with one share of Class B Common Stock, are convertible into Class A Common Stock on a one-for-one basis.

The Transaction closed on May 9, 2017 and Bold Holdings owned approximately 61.3% of the outstanding shares of Class A Common Stock, on a fully diluted, as converted basis. The EEH Units and the shares of Class B Common Stock issued to Bold Holdings were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but were issued by EEH and Earthstone in reliance on the exemption provided under Section 4(a)(2) of the Securities Act.

The Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “ESTE.” The closing sale price of the Common Stock on May 9, 2017 was $13.58 per share.

As previously disclosed in its Current Report on Form 8-K filed on May 24, 2016 with the Securities and Exchange Commission (the
“SEC”), on May 18, 2016, Earthstone completed the acquisition (the “Lynden Acquisition”) of Lynden Energy Corp. (“Lynden Corp.”). Earthstone filed a Form 8-K/A on June 3, 2016 for the purpose of providing unaudited pro forma condensed combined financial statements giving effect to Lynden Acquisition, as required by Item 9.01(b) of Form 8-K.

The following unaudited pro forma condensed combined financial information as of March 31, 2017 and for the three months then ended is derived from the historical consolidated financial statements of Earthstone and Bold, and has been adjusted to reflect the acquisition of Bold by Earthstone. Certain of Bold’s historical amounts have been reclassified to conform to Earthstone’s financial statement presentation. The unaudited pro forma condensed combined balance sheet as of March 31, 2017 gives effect to the Transaction as if it had occurred on March 31, 2017. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2017 and for the year ended December 31, 2016 give effect to the Transaction and Lynden Acquisition as if they had occurred on January 1, 2016.

The unaudited pro forma condensed combined financial statements reflect pro forma adjustments based on available information and certain assumptions that Earthstone believes are reasonable which include the following:

•	Earthstone’s acquisitions of Bold and Lynden are accounted for using the acquisition method of accounting for business combinations;
•	Liabilities are recognized for transaction related costs;
•

Depreciation, depletion and amortization and accretion expense are adjusted due to the fair value adjustments to oil and gas properties and asset retirement obligations in connection with the Transaction and the Lynden Acquisition;

•	Estimated tax impacts of the pro forma adjustments; and
•

In the case of the unaudited pro forma condensed combined financial statements of operations data, the Lynden Acquisition as described in Note 3 to the historical consolidated financial statements of Earthstone’s Annual Report on Form 10-K for the year ended December 31, 2016.

Assumptions and estimates underlying the pro forma adjustments are more fully described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information does not purport to represent what Earthstone’s financial position would have been had the Transaction actually been consummated on March 31, 2017, or what Earthstone’s financial position would have been had the Transaction and the Lynden Acquisition actually been consummated on January 1, 2016. The unaudited pro forma condensed combined financial information is not indicative of Earthstone’s future financial position or results of operations and does not reflect future events that may occur after the Transaction, including, but not limited to, the anticipated realization of ongoing savings from operating efficiencies, or offsetting unforeseen incremental costs. The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the Earthstone Annual Report on Form 10-K for the year ended December 31, 2016, Earthstone’s Quarterly Report on Form 10-Q for the three months ended March 31, 2017 incorporated herein by reference, and the historical financial statements of Bold as of December 31, 2016 and for the three years then ended, and as of March 31, 2017 and the three months then ended included in this report.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting for business combinations with Earthstone treated as the acquiring entity. Accordingly, the aggregate value of the consideration paid by Earthstone to complete the Transaction was allocated to the assets acquired and liabilities assumed from the Transaction based upon their estimated fair values on the closing date of the Transaction. Earthstone has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed in the Transaction and the related allocations of purchase price, nor has Earthstone identified all adjustments necessary to conform Bold’s accounting policies to Earthstone’s accounting policies. Additionally, a final determination of the fair value of assets acquired and liabilities assumed in the Transaction will be based on the actual net tangible and intangible assets and liabilities of Bold that existed as of the closing date of the Transaction. Accordingly, the pro forma purchase price adjustments presented herein are preliminary, and may not reflect any final purchase price adjustments. Earthstone estimated the fair value of Bold’s assets and liabilities based on preliminary work performed by third-party valuation specialists. As the final valuations are performed, increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments that may result in material differences from the information presented herein.

Below is the unaudited pro forma condensed combined financial information and related notes thereto which give effect to the Transaction and the Lynden Acquisition. The following unaudited pro forma condensed combined financial information sets forth:

(i)

Pro forma adjustments giving effect to the Transaction and the Lynden Acquisition as if such transactions had been completed on January 1, 2016, the beginning of the earliest period presented, for purposes of the unaudited pro forma condensed combined statements of operations. The pro forma adjustments made are (1) directly attributable to the Transaction and the Lynden Acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the consolidated results, and

(ii)	Earthstone and Lynden Corp. have fiscal year ends on December 31 and June 30, respectively.

The unaudited pro forma condensed combined balance sheet as of March 31, 2017 has been derived from:

•	the unaudited historical condensed consolidated balance sheet of Earthstone as of March 31, 2017; and
•	the unaudited historical condensed consolidated balance sheet of Bold as of March 31, 2017.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2017 has been derived from:

•	the unaudited historical consolidated statement of operations of Earthstone for the three months ended March 31, 2017; and
•	the unaudited historical consolidated statement of operations of Bold for the three months ended March 31, 2017.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 has been derived from:

•	the audited historical consolidated statement of operations of Earthstone for the year ended December 31, 2016;
•	the unaudited historical condensed consolidated interim statement of income (loss) and comprehensive income (loss) of Lynden Corp. for the three months ended March 31, 2016; and
•	the audited historical consolidated statement of operations of Bold for the year ended December 31, 2016.

EARTHSTONE ENERGY INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2017

(In thousands, except share and per share amounts)

	Earthstone Historical	Bold Historical	Pro Forma Adjustments	Notes	Earthstone Pro Forma Combined as Adjusted
ASSETS
Current assets:
Cash	$10,006	$399	$36	(a)	$10,441
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	8,479	6,026	—		14,505
Joint interest billings and other, net of allowance	2,346	891	—		3,237
Derivative asset	—	—	—		—
Prepaid expenses and other current assets	659	299	—		958
Total current assets	21,490	7,615	36		29,141

Oil and gas properties, successful efforts method:
Proved properties	364,758	206,032	85,488	(b)	656,278
Unproved properties	51,887	104,175	149,404	(b)	305,466
Total oil and gas properties	416,645	310,207	234,892		961,744

Accumulated depreciation, depletion and amortization	(153,152)	(59,284)	59,284	(c)	(153,152)
Net oil and gas properties	263,493	250,923	294,176		808,592

Other noncurrent assets:
Land (surface rights)	—	3,718	—		3,718
Goodwill	17,620	—	—		17,620
Office and other equipment, net of accumulated depreciation	1,337	35	—		1,372
Derivative asset	1	—	—		1
Other noncurrent assets	553	—	547	(d)	1,100
TOTAL ASSETS	$304,494	$262,291	$294,759		$861,544
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$6,131	$8,660	$4,600	(e)	$19,391
Revenues and royalties payable	5,608	5,603	—		11,211
Accrued expenses	7,139	4,763	—		11,902
Asset retirement obligation		108	(22)	(f)	86
Derivative liability	799	—	—		799
Advances	4,997	—	—		4,997
Current portion of long-term debt	1,634	—	—		1,634
Total current liabilities	26,308	19,134	4,578		50,020

Noncurrent liabilities:
Long-term debt	12,272	45,095	305	(g)	57,672
Asset retirement obligation	6,186	867	(486)	(f)	6,567
Derivative liability	326	—	—		326
Deferred tax liability	15,738	—	—		15,738
Other noncurrent liabilities	167	—	—		167
Total noncurrent liabilities	34,689	45,962	(181)		80,470

Equity:
Members' equity	—	197,195	(197,195)	(h)	—
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—	—		—
Common stock, $0.001 par value, 22,559,695 shares	23	—	(23)	(i)
Class A common stock, $0.001 par value, 22,559,695 shares	—	—	23	(i)	23
Class B common stock, $0.001 par value, 36,070,828 shares	—	—	36	(a)	36
Additional paid-in capital	455,513	—	2,037	(j)	457,550
Accumulated deficit	(211,579)	—	(4,358)	(k)	(215,937)
Treasury stock, 15,357 shares	(460)	—	—		(460)
Total Earthstone Energy, Inc. stockholders’ equity	243,497	197,195	(199,480)		241,212
Noncontrolling interest	—	—	489,842	(l)	489,842
Total equity	243,497	197,195	290,362		731,054

TOTAL LIABILITIES AND EQUITY	$304,494	$262,291	$294,759		$861,544

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

EARTHSTONE ENERGY INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(In thousands, except share and per share amounts)

	Earthstone Historical	Bold Historical	Pro Forma Adjustments	Notes	Earthstone Pro Forma Combined
REVENUES
Oil	$12,519	$15,654	$—		$28,173
Natural gas and Natural gas liquids	2,824	2,266	—		5,090
Total revenues	15,343	17,920	—		33,263

OPERATING COSTS AND EXPENSES
Lease operating expense	4,339	1,211	—		5,550
Severance taxes	790	887	—		1,677
Depreciation, depletion and amortization	7,889	4,711	(1,209)	(r)	11,391
Impairment expense	—	800	—		800
General and administrative expense	3,492	1,637	—		5,129
Stock-based compensation	1,311	—	—		1,311
Transaction costs	803	—	(803)	(s)	—
Accretion of asset retirement obligation	152	13	—		165
Total operating costs and expenses	18,776	9,259	(2,012)		26,023

(Loss) income from operations	(3,433)	8,661	2,012		7,240

OTHER INCOME (EXPENSE)					—
Interest expense, net	(337)	(452)	—		(789)
Gain on derivative contracts, net	4,460	—	—		4,460
Other income, net	1	—	—		1
Total other income (expense)	4,124	(452)	—		3,672

Income before income taxes	691	8,209	2,012		10,912
Income tax benefit	38	—	—	(w)	38
Net income	$729	$8,209	$2,012		$10,950

Net income attributable to noncontrolling interests	—	—	6,696	(t)	6,696
Net income attributable to Earthstone Energy, Inc. common stockholders	$729	$8,209	$(4,684)		$4,254

Net income per common share:
Basic	$0.03				$0.19
Diluted	$0.03				$0.19

Weighted average common shares outstanding:
Basic	22,276,996		150,000	(v)	22,426,996
Diluted	22,585,474		150,000	(v)	22,735,474

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

EARTHSTONE ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

(In thousands, except share and per share amounts)

	Earthstone Historical	Lynden Corp. Historical (1)	Lynden Corp. Pro Forma Adjustments	Notes	Earthstone Pro Forma Results adjusted for Lynden Corp. Acquisition	Bold Historical	Bold Pro Forma Adjustments	Notes	Earthstone Pro Forma Combined
REVENUES
Oil	$34,358	$3,007	$—		$37,365	$15,792	$—		$53,157
Natural gas and Natural gas liquids	7,911	953	—		8,864	3,695	—		12,559
Total revenues	42,269	3,960	—		46,229	19,487	—		65,716

OPERATING COSTS AND EXPENSES
Lease operating expense	13,415	2,532	—		15,947	2,680	—		18,627
Severance taxes	2,198	202	—		2,400	1,004	—		3,404
Rig idle and contract termination expense	5,059	—	—		5,059	—	—		5,059
Re-engineering and workovers	1,652	—	—		1,652	—	—		1,652
Impairment expense	24,283	(24)	—		24,259	11,380	—		35,639
Depreciation, depletion and amortization	25,937	3,457	(826)	(m)	28,568	9,496	(4,184)	(r)	33,880
General and administrative expense	9,414	697	—		10,111	6,023	—		16,134
Stock-based compensation	3,301	—	—		3,301	—	—		3,301
Transaction costs	2,483	1,515	(2,445)	(n)	1,553	625	(2,178)	(s)	—
Accretion of asset retirement obligation	551	11	1	(o)	563	39	—		602
Exploration expense	5	—	—		5	—	—		5
Total operating costs and expenses	88,298	8,390	(3,270)		93,418	31,247	(6,362)		118,303

Gain on sale of oil and gas properties	8	—	—		8	—	—		8

Loss from operations	(46,021)	(4,430)	3,270		(47,181)	(11,760)	6,362		(52,579)

OTHER INCOME (EXPENSE)
Interest expense, net	(1,282)	(335)	(4)	(p)	(1,621)	(661)	—		(2,282)
(Loss) gain on derivative contracts, net	(6,638)	120	—		(6,518)	—	—		(6,518)
Other (expense) income, net	(72)	—	—		(72)	—	—		(72)
Total other income (expense)	(7,992)	(215)	(4)		(8,211)	(661)	—		(8,872)

Loss before income taxes	(54,013)	(4,645)	3,266		(55,392)	(12,421)	6,362		(61,451)
Income tax (expense) benefit	(528)	673	(923)	(q)	(778)	—	—	(w)	(778)
Net loss	$(54,541)	$(3,972)	$2,343		$(56,170)	$(12,421)	$6,362		$(62,229)

Net loss attributable to noncontrolling interests	—	—	—		—	—	(37,894)	(t)	(37,894)
Net loss attributable to Earthstone Energy, Inc. common stockholders	$(54,541)	$(3,972)	$2,343		$(56,170)	$(12,421)	$44,256		$(24,335)

Net loss per common share:
Basic and diluted	$(2.92)				$(2.52)				$(1.09)

Weighted average common shares outstanding:
Basic and diluted	18,651,582		3,622,238	(u)	22,273,820		150,000	(v)	22,423,820

(1)	Represents historical Lynden Corp. results from January 1, 2016 to May 18, 2016, the date when Earthstone completed the Lynden Acquisition.

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

EARTHSTONE ENERGY INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1.  Basis of Presentation

Financial Accounting Standards Board (“FASB”)’s Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values, as determined in accordance with ASC 820, Fair Value Measurements, as of the acquisition date. In addition, the applicable accounting literature requires that consideration transferred be measured at the closing date of the acquisition, which may be different than the amount of consideration assumed in this unaudited pro forma condensed combined financial information.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Lynden Acquisition and the Transaction, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations expected to have a continuing impact on the consolidated results following the business combination. The pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that Earthstone believes are reasonable; however, actual results may differ from those reflected in these statements. The unaudited pro forma condensed combined statements do not purport to represent what Earthstone’s financial position or results of operations would have been if the Lynden Acquisition and the Transaction had occurred on the dates indicated above, nor are they indicative of Earthstone’s future financial position or results of operations. Certain information normally included in financial statements and the accompanying notes prepared has been condensed or omitted. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and related notes of Earthstone and Bold for the periods presented.

Under the acquisition method of accounting for business combinations, the assets acquired and liabilities assumed will be recorded as of the completion of the Transaction, primarily at their respective fair values and added to those of Earthstone. The results of operations of Bold will be reflected in the financial statements and reported results of operations of Earthstone from the date of the completion of the acquisition and Earthstone’s financial statements will not be retroactively restated to reflect the historical financial position or results of operations of Bold.

Note 2. Accounting Policies and Presentation

The unaudited pro forma condensed combined balance sheet as of March 31, 2017 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2017 and the year ended December 31, 2016 have been compiled in a manner consistent with the accounting policies adopted by Earthstone. Certain reclassifications and adjustments have been made to Bold’s historical financial information presented herein to conform to Earthstone’s historical presentation.

Note 3.  Preliminary Purchase Price Allocation

The preliminary allocation of the total purchase price in the Transaction is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of March 31, 2017 using currently available information. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of Bold’s assets acquired and liabilities assumed as of the closing date of the Transaction, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

The consideration transferred, fair value of assets acquired and liabilities assumed by us as follows (in thousands, except unit and share amounts and stock price):

EARTHSTONE ENERGY INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Consideration:
Shares of Earthstone Class A Common Stock issued pursuant to the Contribution Agreement to certain employees of Bold	150,000
EEH Units issued to Bold Holdings	36,070,828

Total equity interests issued in the Transaction	36,220,828
Earthstone Common Stock price as of May 9, 2017	$13.58

Total consideration transferred (1)	$491,879

Fair value of assets acquired:
Cash and cash equivalents	$399
Other current assets	7,216
Oil and gas properties (2)	545,099
Other non-current assets	3,753
Amount attributable to assets acquired	$556,467

Fair value of liabilities assumed:
Long-term debt	$45,095
Current liabilities	19,112
Noncurrent asset retirement obligations	381
Amount attributable to liabilities assumed	$64,588

(1)

Based on the terms of the Contribution Agreement, the consideration paid by Earthstone at closing consisted of 150,000 shares of Class A Common Stock, 36,070,828 EEH Units and 36,070,828 shares of Class B Common Stock. Each EEH Unit held by Bold Holdings or its permitted transferees, together with one share of Class B Common Stock, is convertible into Class A Common Stock on a one-for-one basis. The total purchase price is based upon the fair value of the Common Stock which was determined using the closing price of $13.58 per share on May 9, 2017, and the number of shares of Common Stock issued.

(2)

The pro forma fair value of oil and gas properties was determined using estimated future oil and gas prices as of March 31, 2017 and other fair value considerations such as current acreage and production market indicators.

Note 4.  Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet:

(a)	Adjustment to reflect the $36 thousand received for the 36,070,828 shares of Class B Common Stock, $0.001 par value per share, issued to Bold Holdings.

(b)

Adjustment to the historical book values of Bold’s oil and gas properties as of March 31, 2017 to reflect those properties at their estimated fair values, in accordance with the acquisition method of accounting for business combinations.

(c)	Adjustment to reflect the elimination of Bold’s historical accumulated depreciation, depletion and amortization, in accordance with the acquisition method of accounting for business combinations.

EARTHSTONE ENERGY INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(d)	Adjustments related to deferred financing costs as follows:

To reclassify deferred financing costs from Long-term debt in Bold’s financial statements to Other noncurrent assets as a component of Noncurrent assets to conform to Earthstone's accounting policy	$305
To eliminate deferred financing costs related to Bold's credit facility that was terminated in connection with the closing of the Transaction	(305)
To eliminate deferred financing costs related to Earthstone's credit facility that was terminated in connection with the closing of the Transaction	(553)
To record deferred financing costs related to the credit facility that was entered into in connection with the closing of the Transaction	1,100
Total adjustment	$547

(e)

Adjustments to reflect the accrual of $3.5 million in investment banking and other professional fees directly related to the Transaction, as well as $1.1 million in deferred financing costs related to the credit facility that was entered into in connection with the closing of the Transaction.

(f)	Adjustment to asset retirement obligations due to the fair value adjustments as a result of applying the acquisition method of accounting for business combinations.

(g)

To reclassify deferred financing costs from Long-term debt in Bold’s financial statements to Other noncurrent assets as a component of Noncurrent liabilities to conform to Earthstone accounting policy as described in (d).

(h)	Adjustments to reflect the elimination of Bold’s Members’ Equity.

(i)	Adjustments to reflect the elimination of Earthstone’s historical Common Stock and the issuance of Class A Common Stock as part of the Recapitalization.

(j)	Adjustment to reflect 150,000 shares of Class A Common Stock issued to certain employees of Bold pursuant to the terms of the Contribution Agreement valued at $13.58 per share.

(k)	Adjustment to accumulated deficit to reflect the adjustments recorded in (d), (e), and (g).

(l)	Adjustment to reflect 36,070,828 shares of Class B Common Stock issued to Bold Holdings valued at $13.58 per share.

Note 5. Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2017 and the year ended December 31, 2016:

(m)

Adjustments to reflect the decreased depreciation, depletion, and amortization expense that would have been recorded with respect to the Lynden Corp. properties, had the closing of the Lynden Acquisition occurred on January 1, 2016 and the Lynden Corp. properties been adjusted to estimated fair value.

(n)	Adjustments to reflect the elimination of approximately $2.4 million for the five months ended May 18, 2016 in non-recurring transaction costs that were directly related to the Lynden Acquisition.

(o)	Adjustments to reflect additional accretion expense that would have been recorded with respect to Lynden Corp. properties, had the Lynden Acquisition occurred on January 1, 2016.

(p)	Adjustments to reflect the difference in interest expense that would have been recorded with respect to Lynden Corp.’s debt, had the Lynden Acquisition occurred on January 1, 2016.

EARTHSTONE ENERGY INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(q)

Adjustment to reflect the estimated incremental income tax benefit (expense) associated with the Lynden Corp. pro forma adjustments assuming all of the combined company’s earnings had been subject to federal income tax using an effective tax rate of approximately 34.5%. This rate is inclusive of federal and state income taxes.

(r)

Adjustments to reflect the decreased depreciation, depletion and amortization expense that would have been recorded with respect to the Bold properties, had the Transaction occurred on January 1, 2016 and the properties were adjusted to estimated fair value.

(s)

Adjustments to reflect the elimination of non-recurring transaction costs for the year ended December 31, 2016 that were directly related to the Transaction and are not expected to have a continuing impact.

(t)	The noncontrolling interest for the three months ended March 31, 2017 and for the year ended December 31, 2016 was 61.4% and 61.6%, respectively.

(u)	Adjustment to reflect issuance of shares of Common Stock related to the Lynden Arrangement assuming it occurred on January 1, 2016.

(v)	Adjustment to reflect 150,000 shares of Class A Common Stock issued to certain employees of Bold pursuant to the Contribution Agreement.

(w)	As the Transaction was structured as an “Up-C” transaction which is structured to be a tax-free transaction, no income tax impact has been recorded.

Note 6. Supplemental Unaudited Pro Forma Combined Oil, Natural Gas and Natural Gas Liquids Reserves and Standardized Measure Information

The following table sets forth information with respect to the historical and pro forma combined estimated oil, natural gas and natural gas liquids, or NGLs, reserves as of December 31, 2016 for Earthstone and Bold. The Earthstone and Bold reserve data presented below was derived from independent engineering reports of each company. CG&A prepared the Earthstone reserve estimates as of December 31, 2016 and Ryder Scott prepared the Bold reserve estimates as of December 31, 2016. Future exploration, exploitation and development expenditures, as well as future commodity prices and service costs, will affect the quantity of reserve volumes. The reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12 months for oil, natural gas and natural gas liquids for the year ended December 31, 2016 for Earthstone and Bold.

	Earthstone Historical as of December 31, 2016	Bold Historical as of December 31, 2016 (2)	Pro Forma Combined (3)
Estimated Proved Reserves:
Oil (MBbl)	7,111	9,036	16,147
Natural Gas (MMcf)	20,401	29,111	49,512
Natural Gas Liquids (MBbl)	1,540	—	1,540
Total (MBOE)(1)	12,051	13,888	25,939
Estimated Proved Developed Reserves:
Oil (MBbl)	6,052	3,537	9,589
Natural Gas (MMcf)	13,545	13,865	27,410
Natural Gas Liquids (MBbl)	1,051	—	1,051
Total (MBOE)(1)	9,361	5,848	15,209
Estimated Proved Undeveloped Reserves:
Oil (MBbl)	1,059	5,499	6,558
Natural Gas (MMcf)	6,856	15,246	22,102
Natural Gas Liquids (MBbl)	489	—	489
Total (MBOE)(1)	2,690	8,040	10,730

(1)	Assumes a ratio of 6 Mcf of natural gas per barrel of oil.

(2)	Bold’s reserves were estimated on a 2-stream basis (oil and wet gas), while those of Earthstone were estimated on a 3-stream basis (oil, NGLs and residue gas).

EARTHSTONE ENERGY INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(3)	Upon completion of the Transaction, Bold Holdings unitholders will own a non-controlling indirect interest of 61% of the estimated proved reserves.

The following table sets forth summary information with respect to historical and pro forma combined oil, natural gas and natural gas liquids production for the year ended December 31, 2016 for Earthstone and Bold. The Earthstone oil, natural gas and natural gas liquids production data presented below was derived from Earthstone’s Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this proxy statement. The Bold oil and natural gas production data presented below was derived from Bold management’s internal reports.

	Earthstone Historical For the Year Ended December 31, 2016 (3)	Bold Historical For the Year Ended December 31, 2016 (2)	Pro Forma Combined
Oil (MBbl)	878	373	1,251
Natural Gas (MMcf)	2,171	1,180	3,351
Natural Gas Liquids (MBbl)	225	—	225
Total (MBOE)(1)	1,465	570	2,035

(1)	Assumes a ratio of 6 Mcf of natural gas per barrel of oil.

(2)	Bold’s production is reported on a 2-stream basis, while the production of Earthstone is reported on a 3-stream basis.

(3)

Historical production for Earthstone as of December 31, 2016 does not include production from Lynden Corp.’s properties prior to the close of the Lynden Acquisition from January 1, 2016 to May 18, 2016.

The following unaudited pro forma estimated discounted future net cash flows reflect Earthstone and Bold as of December 31, 2016. The unaudited pro forma standardized measure of discounted future net cash flows are as follows (in thousands):

	Earthstone Historical as of December 31, 2016	Bold Historical as of December 31, 2016	Pro Forma Combined (1)

Future cash inflows	$346,948	$452,512	$799,460
Future production costs	(172,062)	(138,032)	(310,094)
Future development costs	(29,814)	(98,519)	(128,333)
Future income tax expenses	—	(2,376)	(2,376)

Future net cash flows	145,072	213,585	358,657
10% discount to reflect timing of cash flows	(59,189)	(133,522)	(192,711)

Standardized measure of discounted future net cash flows	$85,883	$80,063	$165,946

(1)	Upon completion of the Transaction, Bold Holdings unitholders will own a non-controlling indirect interest of 61% of the estimated proved reserves.

The following is an unaudited summary of changes in pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves. The unaudited summary of changes in pro forma standardized measure of discounted future net cash flows is as follows (in thousands):

	Earthstone Historical as of December 31, 2016 (1)	Bold Historical as of December 31, 2016	Pro Forma Combined

Beginning of the year	$104,396	$39,150	$143,546
Sales of oil and gas produced, net of production costs	(24,998)	(15,804)	(40,802)
Net changes in prices and production costs	(102,143)	(2,414)	(104,557)
Extensions, discoveries, and improved recoveries	241	51,436	51,677
Net change in taxes	—	(467)	(467)
Previously estimated development costs incurred	27,770	5,289	33,059
Net change in future development costs	102,267	(6,455)	95,812
Purchases of minerals in place	16,921	292	17,213

EARTHSTONE ENERGY INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Revisions of previous quantity estimates	(45,239)	8,266	(36,973)
Accretion of discount	11,506	3,980	15,486
Changes in timing and other	(4,838)	(3,210)	(8,048)

Period Balance	$85,883	$80,063	$165,946

(1)

Earthstone’s historical net cash flows as of December 31, 2016 do not include historical net cash flows from Lynden Corp.’s properties prior to the close of the Lynden Acquisition from January 1, 2016 to May 18, 2016.